Exhibit (m)(3)(b)

                                   SCHEDULE A
                                   ----------

                         EATON VANCE MUTUAL FUNDS TRUST
                            CLASS B DISTRIBUTION PLAN


                                                               Sales            Date of Original Plans
Name of Fund Adopting This Plan                             Commission             (Inception Date)               Adoption Date
-------------------------------                             ----------             ----------------               -------------
Eaton Vance Government Obligations Fund                          5%        October 28, 1993                       June 23, 1997
Eaton Vance High Income Fund*                                    5%        August 1, 1986/July 7, 1993/           June 23, 1997
                                                                           June 19, 1995 (August 1, 1995)
Eaton Vance Strategic Income Fund**                             4.5%       November 20, 1990/July 7, 1993/        June 23, 1997
                                                                           June 19, 1995 (November 1, 1995)
Eaton Vance Tax-Managed Growth Fund 1.1                          5%        March 20, 1996                         June 23, 1997
Eaton Vance Tax-Managed Small-Cap Growth Fund 1.1                5%        N/A                                    August 11, 1997
Eaton Vance Municipal Bond Fund                                  5%        N/A                                    October 17, 1997
Eaton Vance Tax-Managed International Growth Fund                5%        N/A                                    March 2, 1998
Eaton Vance Insured Tax-Managed Growth Fund                     6.25%      N/A                                    June 22, 1998
Eaton Vance Insured Tax-Managed Emerging Growth Fund            6.25%      N/A                                    June 22, 1998
Eaton Vance Insured Tax-Managed International                   6.25%      N/A                                    June 22, 1998
 Growth Fund
Eaton Vance Insured High Income Fund                            6.25%      N/A                                    June 22, 1998
Eaton Vance Tax-Managed Value Fund                               5%        N/A                                    August 16, 1999
Eaton Vance Floating-Rate High Income Fund                      6.25%      N/A                                    June 19, 2000
Eaton Vance Tax-Managed Multi-Cap Opportunity Fund              6.25%      N/A                                    June 19, 2000
Eaton Vance Tax-Managed Young Shareholder Fund                  6.25%      N/A                                    June 19, 2000
Eaton Vance Floating-Rate Fund                                  6.25%      N/A                                    August 14, 2000
Eaton Vance Tax-Managed Growth Fund 1.2                         6.25%      N/A                                    March 1, 2001
Eaton Vance Tax-Managed Small-Cap Growth Fund 1.2               6.25%      N/A                                    March 1, 2001
Eaton Vance Tax-Managed Equity Asset Allocation Fund            6.25%      N/A                                    December 10, 2001
Eaton Vance Tax-Managed Mid-Cap Core Fund                       6.25%      N/A                                    December 10, 2001
Eaton Vance Tax-Managed Small-Cap Value Fund                    6.25%      N/A                                    December 10, 2001
Eaton Vance Low Duration Fund                                   6.25%      N/A                                    June 18, 2002
Eaton Vance Tax-Managed Dividend Income Fund                    6.25%      N/A                                    February 10, 2003
Eaton Vance Diversified Income Fund                             6.25%      N/A                                    November 15, 2004

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*    This fund is a successor  in  operations  to a fund which was  reorganized, effective August 1, 1995 and the outstanding uncovered distribution charges of the predecessor fund were assumed by the above fund.

** This fund is a successor in operations to a fund which was reorganized, effective November 1, 1995, and the outstanding uncovered distribution charges of the predecessor fund were assumed by the above fund.